                                                                      EXHIBIT 21

                           SUBSIDIARIES OF THE COMPANY

         The following are the Company's subsidiaries as of the close of the fiscal year ended June 30, 2002. All beneficial interests are wholly-owned, directly or indirectly, by the Company and are included in the Company's consolidated financial statements.



                                                 State or Jurisdiction
      Name                                         of Organization
      ----                                         ---------------
Alarm Lock Systems, Inc.                             Delaware

Continental Instruments, LLC                         New York

Napco Security Systems International, Inc.           New York

Napco/Alarm Lock Exportadora, S.A.                   Dominican Republic

Napco/Alarm Lock Grupo Internacional, S.A.           Dominican Republic
(formerly known as NSS Caribe, S.A.)

Napco Group Europe, Limited                          England

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